OMB APPROVAL OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response.........5.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2008

Tompkins Financial Corporation

(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851

(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

          On April 23, 2008, the Company issued a press release announcing its earnings for the calendar quarter ended March 31, 2008. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

          On April 23, 2008, the Company issued a press release announcing that on April 22, 2008, its Board of Directors approved payment of a regular quarterly cash dividend of $0.32 per share, payable on May 15, 2008, to common shareholders of record on May 5, 2008. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

          On April 22, 2008, the Company issued a press release announcing that all regulatory and shareholder approvals have been received in connection with Tompkins Financial Corporation’s previous announced acquisition of Sleepy Hollow Bancorp, Inc. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.3 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Tompkins Financial Corporation dated April 23, 2008
99.2	Press Release of Tompkins Financial Corporation dated April 23, 2008
99.3	Press Release of Tompkins Financial Corporation dated April 22, 2008

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: April 24, 2008	By:	/s/ Stephen S. Romaine

Stephen S. Romaine President and CEO

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT DESCRIPTION	PAGE

99.1	Press Release of Tompkins Financial Corporation dated April 23, 2008
99.2	Press Release of Tompkins Financial Corporation dated April 23, 2008
99.3	Press Release of Tompkins Financial Corporation dated April 22, 2008